                          COMMON PARKING AREA USE AGREEMENT
                          ---------------------------------


     THIS COMMON PARKING AREA USE AGREEMENT ("Agreement") is entered into as of the 26th day of February, 1998 (the "Effective Date"), by and between Aladdin Gaming, LLC, a Nevada limited liability company ("Aladdin Gaming"), and Aladdin Bazaar, LLC, a Delaware limited liability company ("Bazaar Company").

                                   R E C I T A L S
                                   ---------------

     A. Aladdin Gaming owns certain real property located at 3667 Las Vegas Boulevard South in Clark County, Nevada which are more particularly described on Exhibit "A-1" to the REA (the "Site").

     B. Aladdin Gaming and Bazaar Company have entered into that certain Lease dated of even date herewith (the "Bazaar Lease"), pursuant to which Bazaar Company leased from Aladdin Gaming that portion of the Site more particularly described on Exhibit "A-3" to the REA (the "Bazaar Site"). Bazaar Company shall construct certain improvements on the Bazaar Site (the "Bazaar Improvements") consisting of an enclosed themed entertainment shopping center containing approximately 462,000 square feet of gross leasable retail area (the "Retail Facility"), and a multi-level parking structure adjacent to the Aladdin Improvements for approximately 4,800 motor vehicles adjacent to the Aladdin Improvements, and surface-level parking facilities for approximately 364 motor vehicles beneath and adjacent to the Retail Facility, all as more particularly described on the Site Plans (as defined in the REA) attached to the REA as Exhibit "B" (the "Common Parking Area").

     C. Aladdin Gaming shall construct or cause to be constructed certain improvements on that portion of the Site that is more particularly described on Exhibit "A-2" to the REA (the "Aladdin Site") consisting of a renovated and expanded hotel-casino containing approximately 2,600 rooms and an approximately 115,000 square foot casino (the "Aladdin Hotel & Casino"), a Theater for Performing Arts (as that term is defined in the REA) and parking facilities beneath the Aladdin Hotel and Casino for approximately 500 motor vehicles (the "Aladdin Parking Area" and, together with the Aladdin Hotel & Casino and Theater for Performing Arts, the "Aladdin Improvements").

     D. Aladdin Gaming and Aladdin Music Holdings, LLC ("Aladdin Music Holdings") have entered into that certain Lease dated of even date herewith (the "Music Lease"), pursuant to which Aladdin Music Holdings leased from Aladdin Gaming an approximately 4.7 acre portion of the Site (the "Music Site") located at the corner of Audrie Street and Harmon Avenue to permit the construction and operation by Aladdin Music, LLC ("Aladdin Music") of an approximately 1,000 room, themed hotel with an approximately 50,000 square foot casino (the "Music Hotel"). Aladdin Music Holdings shall assign all its right, title and interest in the Music Lease to Aladdin Music.

     E. Aladdin Gaming and its Permittees must have the non-exclusive right to use the Common Parking Area and Bazaar Company agrees to grant to Aladdin Gaming and its Permittees such non-exclusive right to use the Common Parking Area, pursuant to the covenants, terms and

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conditions hereinafter set forth.

     NOW, THEREFORE, incorporating the foregoing recitals and in consideration of the mutual promises, representations and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE 1
                                      ---------
                                     DEFINITIONS
                                     -----------

     Accounting Period. "Accounting Period" means any period beginning on January 1st and ending on the next following December 31st, except that the first Accounting Period shall commence on the Effective Date and shall end on the following December 31st.

     Adjustment Date.  "Adjustment Date" has the meaning ascribed to it in
Section 3.1(b) of this Agreement.

     Affiliate. "Affiliate" means a Person that Controls, is directly or indirectly Controlled by, or is under common ownership or Control with, another Person. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Bazaar Company shall not be considered to be an Affiliate of Aladdin Gaming or any Affiliates thereof, and Aladdin Gaming shall not be considered to be an Affiliate of Bazaar Company or any Affiliates thereof, notwithstanding the fact that an Affiliate of Aladdin Gaming holds a fifty percent (50%) membership interest in Bazaar Company.

     Agreement. "Agreement" means this Common Parking Area Use Agreement, as amended from time to time.

     Aladdin Improvements. "Aladdin Improvements" has the meaning ascribed to it in Recital C of this Agreement.

     Aladdin Music. "Aladdin Music" means Aladdin Music, LLC, a Nevada limited liability company, its successors and assigns.

     Aladdin Music Holdings. "Aladdin Music Holdings" means Aladdin Music Holdings, LLC, a Nevada limited liability company, its successors and assigns.

     Aladdin Site. "Aladdin Site" shall have the meaning ascribed to it in Recital C of this Agreement.

     Allocable Share of Parking Operating Costs. "Allocable Share of Parking Operating Costs" means that percentage of the Parking Operating Costs allocable to each of Aladdin Gaming for the Aladdin Site and the Music Site and Bazaar Company for the Bazaar Site on a monthly basis in and for each Accounting Period, which share shall be determined by multiplying the amount set forth in the Estimated Cost Statement by the percentage set forth below, which percentage shall be subject to equitable adjustment as reasonably determined by the parties hereto at such time as any Optional Improvements (as that term is defined in the REA) shall be developed by Aladdin Gaming and its Permitted Transferees under the REA, or a successor thereof. The initial Allocable Share of Parking

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Operating Costs shall be equal to the percentages and paid by the parties set forth below, payable to Aladdin Gaming or Bazaar Company, as the case may be, as set forth herein:

          (a)  Seventy-five percent (75%) for Aladdin Gaming; and

          (b)  Twenty-five percent (25%) for Bazaar Company.

     Amended LLC Agreement. "Amended LLC Agreement" shall mean that certain Limited Liability Company Agreement of Bazaar Company dated as of September 3, 1997, as amended by that certain First Amendment to the Limited Liability Company Agreement dated as of October 16, 1997, as amended.

     Arbitration. "Arbitration" means those procedures for resolving Disputes among the parties set forth in Section 10.1 of this Agreement.

     Arbitrator. "Arbitrator" shall have the meaning ascribed to it in Section 10.1(a) of this Agreement.

     Base Fee. "Base Fee" shall have the meaning ascribed to it in Section 3.1 of this Agreement.

     Base Month. "Base Month" has the meaning ascribed to it in Section 3.1(b) of this Agreement.

     Bazaar Company. "Bazaar Company" means Aladdin Bazaar, LLC, a Delaware limited liability company, its successors and assigns.

     Bazaar Improvements. "Bazaar Improvements" has the meaning ascribed to it in Recital B of this Agreement.

     Bazaar Lease. "Bazaar Lease" has the meaning ascribed to it in Recital B of this Agreement, as amended from time to time.

     Bazaar Site. "Bazaar Site" has the meaning ascribed to it in Recital B of this Agreement.

     Budget. "Budget" has the meaning ascribed to it in Section 3.2(a) of this Agreement.

     CIP. "CIP" shall mean the "Controlled Insurance Program" as defined and set forth in that certain Contract between Aladdin Gaming and Fluor Daniel, Inc. for Design/Build Services dated as of December 4, 1997.

     Common Parking Area. "Common Parking Area" has the meaning ascribed to it in Recital B of this Agreement and shall mean that portion of the Bazaar Improvements as designated on the Site Plans attached to the REA as Exhibit "B" for the shared use of all parties and the Redeveloped Aladdin and all of their Permittees in connection with the parking, passage and loading of motor vehicles, together with related improvements which are at any time constructed in connection therewith including driveways, pedestrian sidewalks, walkways and stairways, escalators, elevators,

                                          3
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light standards, directional signs, curbs and landscaping within and adjacent to areas used for such shared parking, passage and loading.


     Comparison Month.  "Comparison Month" has the meaning ascribed to it in
Section 3.1(b) of this Agreement.

     Control. "Control" shall mean the power, exercisable jointly or severally, to manage and direct a Person through the direct or indirect ownership of partnership interest, stock, trust powers, or other beneficial interests and/or management or voting rights.

     CPI. "CPI" means the Consumer Price Index for Urban Wage Earners and Clerical Workers, or any successor index thereto, published by the United States Department of Labor, Bureau of Labor Statistics, for the year in question. In the event that the CPI is converted to a different standard reference base or otherwise revised, the determinations to be made based on the CPI pursuant to
Section 3.1 of this Agreement shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the U.S. Department of Labor or, if not so published, then with the use of such conversion factor, formula or table as may be published by any nationally recognized publisher of similar statistical information, or if a conversion factor, formula or table is unavailable from any such source, the parties shall select, in good faith, another method to adjust the CPI, or any successor thereto, to the figure that would have been arrived at had the manner of computing the CPI in effect on the date of this Agreement not been altered.

     Demand. "Demand" shall have the meaning ascribed to it in Section 10.1(a) of this Agreement.

     Demanding Party, Non-Demanding Party. "Demanding Party" and "Non-Demanding Party" shall have the meanings ascribed to them in Section 10.1(a) of this Agreement.

     Dispute. "Dispute" shall have the meaning ascribed to it in Section 10.1(a) of this Agreement.

     Effective Date. "Effective Date" means the date this Agreement is executed by Aladdin Gaming and Bazaar Company as set forth in the introductory paragraph of this Agreement.

     Employee Parking Areas. "Employee Parking Areas" shall have the meaning ascribed to it in Section 6.2(b) of this Agreement.

     Estimated Cost Statement. "Estimated Cost Statement" shall have the meaning ascribed to it in Section 3.2(a) of this Agreement.

     Event of Default, Default. "Event of Default" or "Default" shall have the meanings ascribed to them in Article 9 of this Agreement.

     Aladdin Gaming. "Aladdin Gaming" means Aladdin Gaming, LLC, a Nevada limited liability company, its successors and assigns.

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     Hazardous Substances.  "Hazardous Substances" means and includes the following, including mixtures thereof; any hazardous substance, pollutant, contaminant, waste, byproduct or constituent regulated under NRS Chapter 459, NRS Sections 618.750-618.850, NRS Section 477.045, as amended, or any other federal, state or local laws and regulations as amended or hereafter enacted regulating hazardous or toxic substances or wastes, petroleum pollutant or waste or similar substances, including, but not limited to, as defined in the Comprehensive Environmental Response, Liability and Compensation Act, 42 U.S.C.
Section 9601 et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq. Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., Safe Drinking Water Act, 42 U.S.C. Sections 3000(f), et seq., Clean Air Act, 42 U.S.C. Sections 7401, et seq., United States Department of Transportation Hazardous Materials Table, 49 C.F.R. 172.101, Chapters 444, 445A, 445B, 590 or 618 of NRS, pesticides regulated under the Federal Insecticides, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., asbestos and asbestos-containing materials, PCBs and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Police Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., all as may be amended.

     Involuntary Transfer; Involuntary Transferor; Involuntary Transferee. "Involuntary Transfer" shall mean the conveyance or reversion of fee or leasehold title to a Tract (or portion thereof) from a Mortgagor ("Involuntary Transferor") to a Mortgagee ("Involuntary Transferee") resulting from the judicial or nonjudicial foreclosure of the Mortgage, the grant of a deed in lieu of such foreclosure, or the expiration, termination or surrender of a leaseback in a sale and leaseback transaction; provided, however, in the event of such an Involuntary Transfer, the Involuntary Transferor shall be conclusively deemed to have assigned all of its rights, powers, title and interest in its Tract (or the relevant portion thereof) and this Agreement to the Involuntary Transferee, who shall be conclusively deemed to have assumed all of the Involuntary Transferor's covenants and obligations thereunder accruing from and after such Involuntary Transfer.

     Mortgage; Mortgagor; Mortgagee. "Mortgage" shall mean an indenture of mortgage, deed of trust, or a sale and leaseback of all or a portion of the interest of a party ("Mortgagor") in its Tract. "Mortgagee" shall mean either the trustee and beneficiary/mortgagee, individually or collectively as appropriate, under a Mortgage or Aladdin Gaming or lessor following a sale and leaseback, provided that such Persons are not in possession of the Tract of the applicable party. Mortgagee shall not be deemed to be in possession until Mortgagee takes title to any Tract.

     Music Hotel. "Music Hotel" has the meaning ascribed to it in Recital D of this Agreement.

     Music Lease. "Music Lease" has the meaning ascribed to it in Recital D of this Agreement.

     Music Site. "Music Site" has the meaning ascribed to it in Recital D of this Agreement.

     NRS. "NRS" means the Nevada Revised Statutes as in effect from time to time.

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


     Offset Rights.  "Offset Rights" shall have the meaning ascribed to it in
Section 3.5.

     Opening Date. "Opening Date" shall have the meaning ascribed to the term "First Scheduled Opening Date" in the Site Work Agreement.

     Parking Operating Costs. "Parking Operating Costs" shall mean all costs and expenses of every kind and nature incurred by Bazaar Company in connection with its operation, management, maintenance, repair, replacement or restoration of the Common Parking Area, which costs and expenses are not allocated among the parties as Common Costs (as that term is defined in the REA) and are not associated with the Retail Facility, including, without limitation, the following:

          (a) all payments made to an operator of any portion of the Common Parking Area, including administrative fees paid to and actual costs incurred by Bazaar Company as operator (and Bazaar Company shall be entitled to a ten percent (10%) override to cover Bazaar Company's general and administrative costs);

          (b) any use taxes or other fees or charges relating to parking operations imposed by Clark County or any other governmental authority claiming jurisdiction over the Site;

          (c) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Parking Operating Costs;

          (d) all real estate taxes and general and special assessments allocable to the Common Parking Area, in accordance with Section 6.6 of the REA;

          (e) the cost of insurance premiums with respect to insurance policies required to be carried by Bazaar Company by its Mortgagee, the REA, or this Agreement, including business interruption insurance, in an amount equal to the difference between the aggregate insurance premiums paid by Bazaar Company for the Bazaar Site and the aggregate insurance premiums which would have been payable by Bazaar Company if it had only carried required insurance with respect to the Retail Facility; and

          (f) the cost of supplying all utilities, and operating, maintaining, repairing, renovating and managing all systems and equipment;

          (g) wages, salaries and other compensation and benefits of all persons engaged exclusively (appropriate pro rata portion thereof) in the operation, management, maintenance or security of the Common Parking Area, and employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits;

          (h) payments under the Bazaar Lease (excluding rent) or under any easement, license, operating agreement, declaration, restrictive covenant or instrument pertaining to the sharing of costs by the Common Parking Area;

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          (i)  the cost of janitorial service, alarm and security service, trash removal, maintenance of public areas, maintenance and replacement of curbs, walkways and roofs;

          (j) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs incurred in connection with the management, operation, repair and maintenance of the Common Parking Area pursuant to Section 6.1 of this Agreement; and

          (k) the cost of any capital improvements or other costs (i) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Common Parking Area, (ii) made to the Common Parking Area after the Opening Date that are required under any governmental law or regulation enacted after the Effective Date unless such capital improvement or other cost should have been incurred in connection with the initial construction of the Common Parking Area in order to comply with then existing governmental laws and regulations; or (iii) which are reasonably determined by Bazaar Company to be in the best interests of the Common Parking Area.

If and to the extent any services or transactions referred to in subsections (a) through (k) of this definition are performed by Affiliates of Bazaar Company, they shall be at competitive market rates. Except as otherwise specifically provided above, "Parking Operating Costs" shall not include costs of interest on debt or amortization on any Mortgages and rent payable under the Bazaar Lease. Any and all revenues generated by the Common Parking Area shall be offset against the Parking Operating Costs for the corresponding Accounting Period in order that Parking Operating Costs shall represent the net cost of operating the Common Parking Area after application of such revenues.

     Parking Regulations. "Parking Regulations" shall have the meaning ascribed to it in Section 6.2(a) of this Agreement.

     Permitted Transferee. "Permitted Transferee" means a Person to whom Aladdin Gaming or Bazaar Company sells, leases, transfers or assigns its interest in all of its Tract, together with all or the relevant portion of its rights and obligations under this Agreement, the REA, the Bazaar Lease and any and all other agreements affecting or concerning the Site or any portion thereof, as applicable. Such Person to whom a transfer is made and who becomes a Permitted Transferee hereunder must expressly assume the transferring party's rights and obligations under this and all relevant agreements by a writing duly acknowledged and in recordable form if necessary.

     Permittees. "Permittees" shall mean the parties hereto, Aladdin Music, and all other Persons from time to time entitled to use, occupy or visit the Redeveloped Aladdin pursuant to any lease, sublease, deed or other instrument, agreement or arrangement, and their respective officers, directors, employees, representatives, agents, partners, members, managers, architects, engineers, contractors, customers, visitors, invitees, tenants, subtenants, licensees, suppliers, vendors and concessionaires.

     Person. "Person" shall mean an individual, fiduciary, trust, partnership, limited liability company, firm, association and corporation, or any other form of business or governmental entity.

     REA. "REA" means that certain Construction, Operation and Reciprocal Easement Agreement dated concurrently herewith, by and among Aladdin Gaming, Bazaar Company and

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Aladdin Music.

     Redeveloped Aladdin. "Redeveloped Aladdin" means the Bazaar Improvements, the Aladdin Improvements, the Music Hotel and the Energy Plant.

     Retail Facility. "Retail Facility" has the meaning ascribed to it in Recital B of this Agreement.

     Site. "Site" has the meaning ascribed to it in Recital A of this Agreement.

     Site Work Agreement. "Site Work Agreement" means that certain Site Work Development and Construction Agreement dated concurrently herewith, entered into by Aladdin Gaming, Aladdin Holdings, LLC, a Delaware limited liability company, and Bazaar Company.

     Subordinated Debt. "Subordinated Debt" shall have the meaning ascribed to it in Section 3.5 of this Agreement.

     Tract. "Tract" shall initially mean all buildings, land and/or air space comprising the Bazaar Site or the Aladdin Site, as applicable, together with all other improvements of Aladdin Gaming, or Bazaar Company, as the case may be, now or hereafter located thereon. If at any time hereafter less than all of the Bazaar Site or the Aladdin Site is Transferred in accordance with the requirements of the REA, then that portion of the Tract so Transferred shall hereinafter be deemed a separate Tract and the Person acquiring or leasing such new Tract shall be deemed a Permittee hereunder; provided, however, that no lease or license of space within the Redeveloped Aladdin by either Aladdin Gaming or Bazaar Company shall be deemed to create a new Tract.

     Use Fee. "Use Fee" means, collectively, the Base Fee and Aladdin Gaming's Allocable Share of Parking Operating Costs which shall be payable to Bazaar Company at the address for Bazaar Company set forth in Section 10.4 below.

                                      ARTICLE 2
                              USE OF COMMON PARKING AREA


     2.1 Use by Permittees. From and after the Opening Date, all Permittees of the Redeveloped Aladdin shall have the right to use the Common Parking Area, subject only to the terms and conditions contained herein.

     2.2 Limitations on Use. Notwithstanding any other provision contained in this Agreement, no Permittee may use the Common Parking Area for any unlawful purpose and, unless Aladdin Gaming and Bazaar Company otherwise mutually agree, the Common Parking Area shall be used only for the parking, passage, loading and unloading of motor vehicles and pedestrian traffic. The use of the Common Parking Area shall be subject to the Parking Regulations and, more generally, the provisions of Article 6 hereof. In addition, neither Aladdin Gaming nor any Permittees shall perform any act or carry on any practice that may damage the Common Parking Area, normal wear and tear excepted, or cause any offensive odors or loud noise (aside from odors and noises customarily found in a parking garage) or constitute a nuisance or a menace. Neither Aladdin Gaming nor Bazaar

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Company shall, without the prior express written consent of  the other party keep, use or store, or allow to be kept, used or stored, upon or about the Common Parking Area any Hazardous Substances that may endanger any portion thereof or Permittee thereon; provided, however, a party may use Hazardous Substances (in quantities necessary for the activities conducted) in the business of operating the Common Parking Area to the extent such use is in strict compliance with applicable laws and prudent Hazardous Substance handling procedures and such Hazardous Substances, to the extent not fully used, are properly and lawfully disposed of, without violating applicable laws, endangering human health and safety or impairing any portion of the Site. Each party indemnifies the other with respect to any claims arising out of the breach of the foregoing sentence and from any damages resulting from a party's use of Hazardous Substances which impairs such other party's use of the Common Parking Area of their Tract.

                                      ARTICLE 3
                             USE FEE AND ALLOCABLE COSTS

     3.1  Base Fee.

          (a) Commencing on the Opening Date and for the balance of the affected Accounting Period, Aladdin Gaming shall pay to Bazaar Company, in such legal tender of the United States of America as at the time of payment shall be acceptable for the payment of public and private debts, a fee in the amount of Three Million Two Hundred Thousand Dollars ($3,200,000) per annum (the "Base Fee"), payable in twelve (12) equal monthly installments during each year, in advance, on the first day of the calendar month for which such monthly payment is being made. Should the Opening Date occur on a day other than the first day of the calendar month, then the Base Fee for such first fractional month shall be paid on the Opening Date and shall be computed on a daily basis for the period from the Opening Date to the end of such calendar month and at an amount equal to 1/360th of the Base Fee for each such day, and, thereafter, shall be computed and paid as aforesaid.

          (b) Commencing on the first day of the calendar month following the end of the fifth Accounting Period (the "Adjustment Date") and on the first day of the calendar month following the end of each successive fifth Accounting Period thereafter, the Base Fee shall be adjusted in accordance with percentage increases, if any, in the CPI over the preceding five (5) years, which increase shall be capped at five percent (5%) per annum. The initial Base Fee shall be increased by a percentage equal to the percentage increase, if any, in the CPI published for the calendar month which is three (3) months prior to the month in which the Adjustment Date occurs (the "Comparison Month") as compared to the CPI published for the same calendar month immediately preceding the Opening Date (the "Base Month"). Notwithstanding anything to the contrary herein, if the CPI for any applicable Comparison Month shall be less than the CPI for the Base Month, the Base Fee shall remain at the same amount payable immediately prior to the applicable Adjustment Date. Commencing on the first day of the calendar month following the end of the sixty-ninth Accounting Period of the term of this Agreement, and on the first day of the calendar month following the end of each successive tenth Accounting Period thereafter through the end of the term, the Base Fee shall be adjusted to market rate.

     3.2  Allocable Costs.

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          (a)  Bazaar Company shall submit to Aladdin Gaming, promptly following the Effective Date, and in each Accounting Period thereafter, at  least ninety
(90) days prior to the first day of the calendar month following the first anniversary of the Effective Date, and in each successive Accounting Period thereafter, a reasonable estimate of the total Parking Operating Costs to be incurred by Bazaar Company during the next Accounting Period (the "Budget"), and each party's Allocable Share of Parking Operating Costs with respect thereto
(the "Estimated Cost Statement"). Aladdin Gaming may object to the Budget and/or the Estimated Cost Statement within thirty (30) days of its receipt thereof, in which event the parties shall negotiate in good faith in an attempt to reach an agreement. If an agreement concerning the Budget and/or Estimated Cost Statement is not reached within twenty (20) days of an objection, then the objection shall be subject to the procedures for Arbitration set forth in
Article 10.1 hereof; provided, however, that during such arbitration, Aladdin Gaming shall pay to Bazaar Company Aladdin Gaming's Allocable Share of Parking Operating Costs, as hereinafter provided, based upon the lesser of (x) the actual cost of the subject Parking Operating Costs for the previous Accounting Period, plus ten percent (10%), or (y) the Estimated Cost Statement. The failure of Bazaar Company to timely submit a Budget or the Estimated Cost Statement shall not preclude Bazaar Company from enforcing its right to collect Aladdin Gaming's Allocable Share of Parking Operating Costs.

          (b) Aladdin Gaming shall pay its Allocable Share of Parking Operating Costs in twelve (12) equal monthly installments, in advance, on the first day of each calendar month commencing on the Effective Date (and on and after the Opening Date, together with its next installment of the Base Fee due), pursuant to the Estimated Cost Statement. At any time, Bazaar Company, with the reasonable approval of Aladdin Gaming, may elect to adjust monthly estimated payments contained in the Estimated Cost Statement to more closely reflect actual Parking Operating Costs being incurred in order to reduce the magnitude of any year-end reconciliation. Should the Effective Date occur on a day other than the first day of the calendar month, then for such first fractional month the Allocable Share of Parking Operating Costs shall be paid on the Effective Date and shall be computed on a daily basis for the period from the Effective Date to the end of such calendar month and at an amount equal to 1/360th of the Allocable Share of Parking Operating Costs for each such day, and, thereafter, shall be computed and paid as aforesaid.

          (c) Within ninety (90) days following the end of each Accounting Period, Bazaar Company shall provide Aladdin Gaming with a full, complete and itemized separate statement, with reasonable supporting documentation as may be requested, showing the actual Parking Operating Costs incurred during such Accounting Period. Aladdin Gaming shall also have the right, upon reasonable notice and at its sole cost and expense, to audit Bazaar Company's records with respect to the immediately preceding Accounting Period and its allocation of Parking Operating Costs. If any party has paid more than its Allocable Share of Parking Operating Costs during any such Accounting Period, such party shall receive a credit towards its next payment of its Allocable Share of Parking Operating Costs. If any party has paid less than its Allocable Share of Parking Operating Costs for such Accounting Period, such party shall pay the deficiency within thirty (30) days after receipt of such year-end statement.

     3.3  Resolution of Disputes.   If Aladdin Gaming disagrees with Bazaar
Company's year-end reconciliation of the Allocable Share of Parking Operating Costs, Aladdin Gaming shall be entitled to object by written notice to Bazaar Company within thirty (30) days of receipt of such year-end statement. If the parties cannot reach an agreement within thirty (30) days following such notice, the Dispute shall be resolved by Arbitration pursuant to the provisions of Section 10.1 hereof.

     3.4 Creation of Lien and Personal Obligation for Payment of Allocable Share. Aladdin Gaming and Bazaar Company covenant for the benefit of the other, regardless of whether such covenant is expressed in any deed to a Tract, that the delinquent amount of its Allocable Share of Parking Operating Costs and the delinquent amount of any other payments owing by a party hereunder, together with any late charges, attorneys' fees or interest due on any delinquent amount, shall be a charge and a continuing lien upon its Tract, effective upon recordation of a notice of delinquency as provided herein. The total amount so due shall be the personal obligation of the party owing such amount and shall remain the personal obligation of such previous party, and shall pass to Transferees of such previous party as a lien and charge against its Tract. Notwithstanding the foregoing, no Mortgagee shall be liable for the payment of liens for an Allocable Share of Parking Operating Costs or any other payments to be made by a party hereunder except those accruing after the Mortgagee obtains title to the Tract encumbered by its Mortgage pursuant to an Involuntary Transfer but shall take subject to any lien encumbering the property at the time such Mortgage is recorded. Any Involuntary Transferee shall take title to the Tract subject to the Mortgage free and clear of any claims and liens for unpaid Allocable Shares of Parking Operating Costs or other unpaid charges. Any such Involuntary Transferee who so acquires title to the Tract shall be liable for payment of Allocable Shares of Parking Operating Costs accruing after the date of such Involuntary Transfer. Following any such Involuntary Transfer, the party owing the delinquent amount shall remain personally liable for the payment thereof.

     3.5 Offset Rights. The parties hereto are relying on full performance under both this Agreement and the Bazaar Lease. The failure of Aladdin Gaming to pay the Use Fee shall be offset against any amount due from Bazaar Company under the Bazaar Lease and against the payments due under that subordinated debenture (the "Subordinated Debt") issued by Bazaar Company to Aladdin Gaming, LLC upon the terms and conditions set forth in the Amended LLC Agreement (the "Offset Rights").

     3.6 Sublicense to Aladdin Music. Aladdin Gaming shall have the right to enter into a parking sublicense agreement with Aladdin Music for the purpose of passing through to such entity one-third of the parking fees and costs incurred by Aladdin Gaming hereunder (which parking fees and costs Aladdin Music hereby agrees to assume) relating to Aladdin Gaming's use and its Permittees' use of the Common Parking Area, including the right to use any portion of the non-exclusive Common Parking Area; however, Aladdin Gaming's payments to Bazaar Company hereunder are not contingent upon Aladdin Gaming's receipt of any sums under any such agreement. Bazaar Company and Aladdin Gaming hereby agree that if and when Aladdin Music is not indirectly wholly-owned by Aladdin Gaming then this Agreement shall be amended and restated as a tri-party agreement with Aladdin Music as the third party with its own obligations and benefits on the same terms as otherwise exist in this Agreement, except that it bears sole responsibility for its 25% Allocable Share of Parking Operating Costs with a corresponding reduction in Aladdin Gaming's Allocable Share of Parking Operating Costs to 50%. Each party shall cause its Mortgagee to subordinate to such restated and amended tri-party agreement.

                                      ARTICLE 4
                                         TERM

     This Agreement shall commence on the Effective Date and shall thereafter run until December 31, 2097. If Bazaar Company holds over at the Bazaar Site with Aladdin Gaming's consent following the expiration or any earlier termination of the Bazaar Lease, this Agreement shall remain in full force and effect until such time as Bazaar Company shall cease to remain in possession and control of the Bazaar Site.


                                      ARTICLE 5
                                      INSURANCE

     After the Effective Date or after the Opening Date, as applicable, and throughout the term of this Agreement each party shall maintain through CIP, or otherwise shall cause to be maintained, in full force and effect with a financially responsible insurance company or companies, such insurance coverage as is required in Article 8 of the REA, and to the extent not covered thereby, garage liability and garage keepers liability policies of not less than Two Million Dollars ($2,000,000) each subject to deductibles of no greater than Five Thousand Dollars ($5,000) for each vehicle and Twenty Five Thousand Dollars ($25,000) for each loss covering bodily and personal injury and property damage for operation of the garage, and comprehensive and collision coverage for physical damage to vehicles in Bazaar Company's or its Permittees' care, custody and control. Bazaar Company shall submit any proposed substitution or modification of such insurance coverage to Aladdin Gaming for Aladdin Gaming's approval at least forty-five (45) days in advance, which consent shall not be unreasonably withheld or delayed.


                                      ARTICLE 6
                                OPERATION; MAINTENANCE

     6.1 Operation and Maintenance. Bazaar Company shall be solely responsible for the operation and maintenance of the Common Parking Area. Subject to
Article 7 and Section 10.2 of this Agreement, Bazaar Company shall operate and maintain or cause to be operated and maintained the Common Parking Area in good order, condition and repair, and in first-class condition. Without limiting the generality of the foregoing, with respect to the Common Parking Area, Bazaar Company shall observe and comply with those operation, repair, maintenance, alteration and restoration obligations and standards set forth in Articles 6 and 9 of the REA.

     6.2  Parking Regulations.

          (a) The use and operation of the Common Parking Area shall be subject to such reasonable rules, regulations and restrictions as are imposed and promulgated by Bazaar Company from time to time (the "Parking Regulations"). Copies of the proposed Parking Regulations and, after their implementation, any proposed amendments to the Parking Regulations, shall be provided to Aladdin Gaming at least thirty (30) days prior to their adoption by Bazaar Company. Within ten (10) days of its receipt of the proposed Parking Regulations (or amendments thereof), Aladdin Gaming shall notify Bazaar Company in writing of any reasonable objections. If Aladdin Gaming so objects, the parties shall meet and confer in good faith with one another and their authorized representatives and consultants in an attempt to resolve their differences during the ten (10) day period following such notification. If the parties are unable to resolve their differences during such time period, any party making the demand shall submit to Arbitration pursuant to the provisions of Section 10.1 hereof. Notwithstanding the generality of the foregoing, unless Aladdin Gaming and Bazaar Company, in their sole and absolute discretion, mutually agree, no fee of any type shall be charged to or collected from any Permittees, including commercial Permittees, for parking or the right to park vehicles in, or for the use of, or for the passage through, the Common Parking Area, except for any charges that may be associated with any valet parking service operated in the Common Parking Area, which valet parking service fees, if any, shall be reasonably approved by both parties.

          (b) Bazaar Company and Aladdin Gaming shall designate certain areas within the Common Parking Area or on other land outside the Site within a reasonable distance from the Site for use as automobile parking space for certain Permittees of the Site including, without limitation, officers, directors, managers, and employees of Bazaar Company, Aladdin Gaming, Aladdin Music and their respective tenants and subtenants (the "Employee Parking Areas").

          (c) So long as such Permittees do not violate the Parking Regulations, Permittees of the Redeveloped Aladdin shall not be prohibited or prevented from parking in any portion of the Common Parking Area other than (i) the Employee Parking Areas, which are for the exclusive use of certain designated Permittees, and (ii) spaces reserved for valet parking services.

     6.3 Use of Entire Structure. Subject to Section 6.4, if at any time Bazaar Company should determine that it is not necessary to operate or keep open for use by the public any portion of the Common Parking Area, with the approval of Aladdin Gaming, it may close that portion of the Common Parking Area for the time period it deems reasonable.

     6.4 Compliance with Applicable Law. Although Bazaar Company shall not be liable specifically to Aladdin Gaming with respect to whether sufficient parking and/or loading docks and areas are available within the Common Parking Area to serve each party's businesses and Buildings, Bazaar Company shall be responsible for operating and maintaining the Common Parking Area, in strict compliance with all applicable laws, ordinances, orders, rules, regulations, requirements and permits of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, and for operating and maintaining the Common Parking Area in strict compliance with all covenants, conditions and restrictions affecting the Site, including the covenants and requirements of any Mortgage encumbering the Common Parking Area or insurer of the Common Parking Area.

     6.5 Self-Help Cure of Operation and Maintenance Defaults. If any party fails to perform any of its duties or obligations under this Article 6 with respect to the operation and maintenance of Common Parking Area, any other party may at any time give written notice to the party thus failing, setting forth the specific nonperformance. If such nonperformance is not corrected within thirty (30) days after receipt of such notice, or if such nonperformance is such that it cannot be corrected within such time, then if such party fails to commence the performance of such duties within such period and diligently prosecute the same to completion thereafter, then, in either such event, the party giving such notice shall have the right, upon prior written notice, to perform same, including the right and temporary license to enter upon the other party's Tract to perform same, and such party which has failed to perform shall pay the performing party's reasonable costs thereof, provided, however, that these provisions shall be without prejudice to such non-performing party to contest the right of the other party to make such repairs or expend such monies. All work performed by such party shall be performed in compliance with this Article and shall be performed by such party to the extent necessary to properly operate such party's Tract. Notwithstanding anything hereinabove contained to the contrary, in the event of any emergency situation which threatens immediate injury to persons or immediate danger to property, or material interference with access to a party's Tract, or in the event of any closure of the Common Parking Area in violation of this Agreement or the REA, such party may without the notice required above, but with such notice as is reasonable under the circumstances, cure any such default.

                                      ARTICLE 7
                                    CONDEMNATION,
                                DAMAGE OR DESTRUCTION

     7.1  Condemnation.

          (a) The rights and obligations of the parties hereunder in the event of a permanent taking of fee title to all or substantially all of the Common Parking Area for any public or quasi-public use under any statute, or by right of eminent domain, whether by a condemnation proceeding or otherwise, or any permanent transfer of all or substantially all of the Common Parking Area in avoidance of an exercise of the power of eminent domain, shall be governed by and as set forth in the REA. No party other than Bazaar Company shall have any interest in any condemnation award under this Agreement; provided, however, that nothing herein shall limit any rights that the Aladdin Gaming may have in any condemnation award under any other agreement or lease.

          (b) The rights and obligations of the parties hereunder in the event of any taking or any transfer in avoidance of eminent domain of less than substantially all of the Common Parking Area, or if such taking or transfer is less than of a permanent nature, shall be governed by and as set forth in the REA; provided, however, that assuming that the remaining portion of the Common Parking Area (after reconstruction, if necessary) is reasonably suitable for continued use as a parking facility and lawfully remains open for operation, this Agreement shall remain in force and effect as to that remaining portion, the Base Fee shall continue to be payable by Aladdin Gaming but shall be reduced in proportion to the number of usable parking spaces before and after the taking or transfer, and the Allocable Share of Parking Operating Costs allocable to Aladdin Gaming shall not reflect any amounts expended by Bazaar Company to rebuild or repair the remaining portions of the Common Parking Area.

     7.2  Damage or Destruction.

          (a) The rights and obligations of the parties in the event of any casualty to the Common Parking Area resulting in damage to or destruction of the Common Parking Area, shall be governed by and as set forth in the REA; provided, however, that, assuming that any portion of the Common Parking Area lawfully remains open for operation, this Agreement shall remain in full force and effect, and the Base Fee shall continue to be payable by Aladdin Gaming but shall be proportionately reduced to reflect the amount of insurance proceeds received by Bazaar Company, and the Allocable Share of Parking Operating Costs allocable to Aladdin Gaming shall not reflect any amounts expended by Bazaar Company to rebuild or repair those portions of the Common Parking Area that were damaged or destroyed.

          (b) Any excess insurance proceeds after a taking or transfer shall be paid to Aladdin Gaming and Bazaar Company in the same ratio as the required number of parking spaces in accordance with the County's laws, codes and regulations bears to the total number of parking spaces in the Common Parking Area.

     7.3 Payment of Excess Costs to Repair. Any costs to repair or rebuild the Common Parking Area which are in excess of the condemnation award or insurance proceeds (as applicable) received by Bazaar Company shall be paid by Aladdin Gaming and Bazaar Company in the same ratio as the required number of parking spaces in accordance with the County's laws, codes and regulations bears to the total number of parking spaces in the Common Parking Area.

                                      ARTICLE 8
                                      ASSIGNMENT

     Except as set forth in Section 3.6 hereof, the parties shall have no right at any time during the term of this Agreement to assign, sell or otherwise transfer any of their respective rights hereunder, unless such assignment is made in conjunction with the sale of the relevant party's entire Tract (and, in the case of Aladdin Gaming, the concurrent sale of its interest in the Bazaar Lease or Subordinated Debt, as applicable), in which case (a) such assignment shall expressly be made subject to the provisions of this Agreement and the transferee shall sign all documents necessary to acknowledge its assumption of the obligations hereunder, and (b) no party shall be released from liabilities, whether known or unknown, that accrued before such assignment, however, the transferring party shall be released from all liabilities accruing after such assignment, except that this Agreement may be collaterally assigned by either party in connection with the financing of its improvements and, in the case of Aladdin Gaming, in the event of the sale of the Subordinated Debt.

                                      ARTICLE 9
                                       DEFAULT

     9.1 Event of Default. An "Event of Default" or "Default" shall be deemed to have occurred upon the happening of one or more of the following events:

          (a) if any party shall fail to make payment of the Use Fee or any portion thereof or any other sum owing hereunder when and as the same shall have become due and payable, and such Default shall have continued for a period of thirty (30) days after delivery of a notice of delinquency thereof from the non-defaulting party to the defaulting party (except that if a Dispute regarding the payment of such Use Fee or other sum has been submitted to Arbitration, the defaulting party shall have thirty (30) days after the decision of the Arbitrator to make any required payment);


          (b) if any party shall breach or violate any covenants, terms or obligations set forth in this Agreement and such Default shall have continued for a period of ninety (90) days after notice thereof from the non-defaulting party, to the defaulting party, (or if the default is not capable of being cured within such period, the defaulting party fails within such period to commence to cure such default and to continuously and diligently prosecute and pursue such cure thereafter to completion); or

          (c) subject to Section 10.2 hereof, if, during the term of this Agreement, Bazaar Company shall abandon or close down the Common Parking Area, without the consent of Aladdin Gaming, for a period of three (3) consecutive days.

     9.2 Rights and Remedies. If any Event of Default occurs, the non-defaulting party shall have the following remedies, in addition to any rights (including the Offset Rights) that it may possess at law or in equity:

          (a) The right to bring suit against the defaulting party for the amount of damage sustained by the non-defaulting party by reason of such Event of Default, except that no party shall be liable for consequential or punitive damages; and

          (b) The right to seek such injunctive or other equitable relief as may be necessary to enforce the terms and conditions hereof, it being understood and agreed that damages may not be an adequate remedy for the breach hereof.

Except as may be limited by the REA, the rights and remedies of any party hereunder shall be cumulative and not exclusive of any other rights or remedies of such party at law or in equity.

     9.3 Interest on Default; Late Charge. Any installment of a Use Fee or any other sum due from either party to the other hereunder which is not timely made shall bear interest from the date that is ten (10) days subsequent to the defaulting party's receipt of a notice of delinquency from the non-defaulting party until such payment is received at the rate of fifteen percent (15%) per annum. Any delinquent payment made by a party and bearing interest pursuant to the preceding sentence shall include a late charge in the amount of five percent (5%) of the delinquent amount due. The late charge shall be deemed to constitute a part of such party's Allocable Share of Parking Operating Costs and the right to require it shall be in addition to all of such non-delinquent party's other rights and remedies hereunder, at law or in equity, and shall not be construed as liquidated damages or as limiting such party's remedies in any manner.

                                      ARTICLE 10
                               MISCELLANEOUS PROVISIONS

     10.1      Arbitration.

          (a) The parties hereunder agree that if they are unable in good faith to resolve any dispute or disagreement arising under or pursuant to this Agreement, including any dispute or disagreement about the interpretation or application of any provision thereof and any dispute arising pursuant to Sections 3.2(a), 3.3, or 6.2(a) hereof (collectively, a "Dispute"), but not including any Event of Default or claim of Default thereunder (which shall be resolved before a court of law), the party seeking arbitration of the Dispute (a "Demanding Party") shall deliver written notice of demand to resolve Dispute (the "Demand") to the other party (the "Non-Demanding Party"), which Demand shall include a brief statement of the Demanding Party's claim or controversy, the amount thereof and the name of the proposed arbitrator to decide the Dispute (the "Arbitrator").

          (b) Within ten (10) days after receipt of the Demand, the Non-Demanding Party against whom a Demand is made shall deliver a written response to the Demanding Party. Such response shall include a short and plain statement of the Non-Demanding Party's defense to the claim and shall also state whether such Party agrees to the Arbitrator chosen by the Demanding Party. If the Non-Demanding Party fails to agree to the Arbitrator chosen by the Demanding Party, then such Non-Demanding Party shall state in its response the name of the proposed Arbitrator chosen by such non-Demanding Party as the proposed Arbitrator. If the Non-Demanding Party fails to deliver its written response to the Demanding Party within ten (10) days after receipt of the Demand, or if the Non-Demanding Party fails to select in its written response a proposed Arbitrator, then the Arbitrator selected by the Demanding Party shall serve as the Arbitrator. An Arbitrator shall not be employed by any party or its Affiliate, directly, indirectly or as an agent, except in connection with the arbitration proceeding. Any person appointed as an Arbitrator shall be knowledgeable and experienced in the matters sought to be arbitrated.

          (c) The locale of the Arbitration shall be the offices of the American Arbitration Association in Las Vegas, Nevada or at such other location in Las Vegas, Nevada to which the Demanding Party and the Non-Demanding Party agree.

          (d) If the Non-Demanding Party selects a proposed Arbitrator different than the Arbitrator selected by the Demanding Party, and such selection is indicated by the Non-Demanding Party in its written response to the Demanding Party made within ten (10) days after receipt of the Demand, then the parties shall, for ten (10) days after the Demanding Party's receipt of the Non-Demanding Party's written response to the Demand, attempt to agree upon an Arbitrator. If the parties cannot agree upon an Arbitrator within said ten (10) day period, then a single neutral Arbitrator shall be appointed by the Eighth Judicial District Court of the State of Nevada in accordance with NRS Section
38.055 on the application of the Demanding Party.

          (e) The Arbitrator's powers shall be limited as follows: the Arbitrator shall follow the substantive laws of the State of Nevada and the Rules of Evidence of Nevada, and his/her decision shall be subject to review thereon in accordance with the provisions of NRS Chapter 38.

          (f) The costs of the resolution (including all reporter costs) shall be split among the parties participating in the Arbitration provided, however, that such costs, along with all other costs and expenses, including attorneys' fees, shall be subject to award, in full or in part, by the Arbitrator, in his/her discretion, to the prevailing party. Unless the Arbitrator so award attorneys' fees, each party shall be responsible for its own attorneys' fees.

          (g) To the extent possible, the Arbitration hearings shall be conducted on consecutive days, excluding Saturdays, Sundays and holidays, until the completion of the hearings.

          (h) In connection with any Arbitration proceedings commenced hereunder, any party shall have the right to join any third parties in such proceedings in order to resolve any other disputes, the facts of which are related to the matters submitted for arbitration hereunder.

          (i) The Arbitrator shall render his/her decisions concerning the substantive issues in dispute in writing. The written decision shall be sent to the parties no later than thirty (30) days following the last hearing date.

          (j) All hearings shall be concluded within ninety (90) days from the day the Arbitrator is selected or appointed, unless the Arbitrator determines that this deadline is impractical.

          (k) If any of the provisions relating to Arbitration are not adhered to or complied with, any party may petition the Eighth Judicial District Court of the State of Nevada for appropriate relief in accordance with NRS Chapter 38.

          (l) Upon application of a party to the Eighth Judicial District Court of the State of Nevada within one (1) year, the award of Arbitrator may be confirmed and entered as a judgment in a court of competent jurisdiction. All Arbitration conducted under this Article 10 shall be in accordance with NRS Chapter 38 (the Nevada Uniform Arbitration Act) and the rules of the American Arbitration Association to the extent such rules do not conflict with the procedures herein set forth. To the extent permitted by law, compliance with this Article 10 is a condition precedent to the commencement by any party of a judicial proceeding arising out of any dispute relating directly or indirectly to this Agreement.

     10.2 Force Majeure; Discharge and Release. The force majeure provisions set forth in Article 10 of the REA and the Discharge and Release provisions set forth in Article 11 of the REA are hereby incorporated into this Agreement in their entirety by this reference.

     10.3 Attorneys' Fees. If any party shall institute any legal action or proceeding in connection with any Default or claim of Default under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable fees and costs, including attorneys' fees and other reasonable expenses, as fixed by the court in its discretion.

     10.4      Notices.

          (a) Any and all notices, demands, requests, consents, approvals, designations, or other communications (collectively for purposes of this Section 10.4, "Notice") required or desired to be given, made, received and communicated hereunder by any other party shall be in writing by personal delivery, by deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, by overnight express delivery service or by facsimile transmission, to the following addresses and fax numbers:

     Aladdin Gaming:          Aladdin Gaming, LLC
                              2810 W. Charleston Blvd., Suite 58
                              Las Vegas, Nevada 89102
                              Attn.: Jack Sommer
                              Telephone: 702-870-1234
                              Facsimile: 702-870-8733
     with a copy to:
                              Ronald Dictrow
                              c/o Sommer Properties
                              280 Park Avenue
                              New York, New York 10017
                              Telephone: 212-661-0700
                              Facsimile: 212-661-0844
                    and
                              Schreck Morris
                              300 South Fourth Street, Suite 1200
                              Las Vegas, Nevada 89101
                              Attn.: Ellen L. Schulhofer, Esq.
                              Telephone: 702-382-2101
                              Facsimile: 702-382-8135
                    and
                              Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                              New York, New York 10022
                              Attn.: Wallace L. Schwartz, Esq.
                              Telephone: 212-735-3000
                              Facsimile: 212-735-2000

     Bazaar Company:          Bazaar Company, LLC
                              c/o TH Bazaar Centers, Inc.
                              4350 La Jolla Village Drive, Suite 400
                              San Diego, California 92122-1233
                              Attention:  Wayne Finley and Wendy Godoy
                              Telephone No.: (619) 546-3535
                              Facsimile No.: (619) 546-3307

     with a copy to:          John Bedard
                              TH Bazaar Centers, Inc.
                              4350 La Jolla Village Drive, Suite 400
                              San Diego, California 92122-1233
                              Telephone No.: (619) 546-3304
                              Facsimile No.: (619) 546-3413
               and

                              Allen, Matkins, Leck, Gamble & Mallory LLP
                              501 W. Broadway, Suite 900
                              San Diego, California  92101
                              Attn: Michael C. Pruter, Esq.
                              Telephone: 619-235-1517
                              Facsimile: 619-233-1158

     Aladdin Music Holdings:  Aladdin Music Holdings, LLC
                              c/o Sigmund Sommer Properties
                              2810 West Charleston Boulevard, Suite 58
                              Las Vegas, Nevada  89102
                              Attn:  Jack Sommer
                              Telephone:  702-870-1234
                              Facsimile:  702-870-8733

     with a copy to:
                              Ronald Dictrow
                              c/o Sommer Properties
                              280 Park Avenue
                              New York, New York 10017
                              Telephone: 212-661-0700
                              Facsimile: 212-661-0844
                    and
                              Schreck Morris
                              300 South Fourth Street, Suite 1200
                              Las Vegas, Nevada 89101
                              Attn.: Ellen L. Schulhofer, Esq.
                              Telephone: 702-382-2101
                              Facsimile: 702-382-8135
                    and
                              Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                              New York, New York 10022
                              Attn.: Wallace L. Schwartz, Esq.
                              Telephone: 212-735-3000
                              Facsimile: 212-735-2000

Each party may designate at any time a different or additional address for its receipt of Notice by giving at least ten (10) days' notice of such change of address to all other parties.

          (b) Any Notice shall be deemed to have been given, made, received and communicated, as the case may be, on the date personal delivery was effected if personally served, three (3) business days after the deposit thereof in the United States mail, one (1) business day after the deposit thereof with the overnight delivery service, and on the date of transmission if by facsimile [and received by the recipient prior to 5:00 p.m. on the recipient's business day][(provided a hard copy of the same is sent in another manner permitted herein within twenty-four (24) hours of transmission)]; provided, however, if delivery is not completed due to the absence of the recipient or his/her refusal to accept delivery, delivery to the Person identified above for receipt of copies shall be deemed to be delivery to the primary addressee. If any such Notice requires any action or response by the recipient or involves any consent or approval solicited from the recipient, such fact shall be clearly stated in the Notice.

          (c) In the event a party shall give Notice to any other party of a Default, such Party shall concurrently send each of the other parties and (provided the Mortgagees shall have given to the party giving such Notice a notice substantially in the form prescribed in Article 15 of the REA) their Mortgagees a copy of such Notice, and such Mortgagees shall have the same rights to Cure Defaults under this Agreement by the owner of the Tract encumbered by their Mortgages as they have to Cure Defaults under the REA.

     10.5 Partial Invalidity. If any provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     10.6 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of Nevada. The parties intend and agree that the proper form for the litigation of any and all disputes or controversies arising out of or related to this Agreement, to the extent that such dispute is not submitted to Arbitration, is any circuit court of the State of Nevada or the Eighth Judicial District Court of the State of Nevada in Las Vegas, Nevada. Each of the parties agrees that it will not commence any action or proceeding arising out of or relating to this Agreement in any court other than as specified in the preceding sentence on grounds of forum non conveniens or any other grounds, and hereby stipulates and irrevocably agrees that said courts have in personam jurisdiction over each of them for such litigation of any dispute or controversy arising out of or in any way related to this Agreement.

     10.7 Captions. The captions and headings in this Agreement are for convenience only, are not a part of this Agreement, and do not in any way limit or amplify the provisions hereof.

     10.8 Amendments. The parties agree that the provisions of this Agreement may be modified or amended, in whole or in part, only by an instrument in writing, executed and acknowledged by Bazaar Company and Aladdin Gaming. The parties shall make those modifications and amendments to this Agreement requested by any of their respective Mortgagees that do not materially increase their respective obligations hereunder or adversely affect or diminish their respective rights, so long as such modifications and amendments shall be at no cost to the non-requesting party.

     10.9 Relationship of Parties. The relationship of the parties is that of licensor and licensee and nothing herein shall be deemed to be a contract for employment or to constitute an agreement to share profits and losses or to create a relationship of joint venture, partnership, agent-principal, or any other type of association between the parties or any officer, director, manager, member or employee of the parties.

     10.10 Time of Essence. Time is of the essence with respect to the performance of each of the terms, covenants, restrictions and conditions contained in this Agreement.

     10.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

     10.12 Binding Obligations. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     10.13 Waiver. A party's waiver of another party's default or of a provision of this Agreement must be made in writing, and no such waiver shall be implied from a party's failure to take or exercise, or delay in taking or exercising, any action or right in respect thereof (unless the time specified herein for taking such action or exercising such right has expired). No express waiver of any default shall affect any default, or cover any period of time, other than the precise default and period of time specified in such express waiver. No waiver of any default in the performance of any term, covenant, restriction or condition of this Agreement shall be deemed or shall constitute a waiver of any subsequent default or of any other term, covenant, restriction or condition, nor shall any waiver constitute a continuing waiver. A party's giving of its consent or approval to any act or request of another party or the single or partial exercise of any right shall not be deemed to waive or render unnecessary the consenting party's consent to or approval of or the exercise of any subsequent acts, requests or rights, whether or not similar.

     10.14 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and writings and respect thereto.

     10.15     Conflicts with REA.  Notwithstanding anything to the contrary in
Section 10.14 above, to the extent this Agreement fails to address an issue or matter addressed in the REA, the provisions of the REA shall control.

     10.16 Memorandum of Agreement. After the REA has been recorded in the office of the Recorder of Clark County, Nevada, and prior to the recordation of any Mortgage, the parties hereto agree that they shall prepare, execute and cause to be recorded with the Clark County Recorder a Memorandum of Common Parking Area Use Agreement in the form attached hereto as Exhibit "A". Upon termination of this Agreement, either party, at the other party's request, will execute and record a statement of termination of this Agreement which states the applicable termination date.

     IN WITNESS WHEREOF, the parties hereto have set forth their hands on the day and year first above mentioned.

"Aladdin Gaming"                     "Bazaar Company"

ALADDIN GAMING, LLC, a               ALADDIN BAZAAR, LLC, a
   Nevada limited liability company   Delaware limited liability company

                                     By: Aladdin Bazaar Holdings, LLC, a Nevada
                                     limited liability company, its Member

By: /s/ Ronald Dictrow                    By:  Aladdin Management Corporation,
   -----------------------
    Ronald B. Dictrow, Executive Vice          its Manager
    President and Secretary

                                         By:  /s/ Jack Sommer
                                              ---------------------------
                                               Jack Sommer, Vice President and
                                                   Secretary

                                     By: TH Bazaar Centers Inc., a Delaware
                                     corporation, its Member


                                     By: /s/ Wayne Finley
                                         -------------------
                                         Wayne J. Finley, Senior Vice President

                                     By: /s/ Wendy Godoy
                                         ------------------
                                         Wendy M. Godoy, Senior Vice President

                                     EXHIBIT "A"
                                    MEMORANDUM OF
                          COMMON PARKING AREA USE AGREEMENT


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Aladdin Gaming, LLC
c/o Schreck Morris
1200 Bank of America Plaza
300 South Fourth Street
Las Vegas, Nevada  89101
Attn:  Ellen Schulhofer, Esq.
________________________________________________________________________

                   MEMORANDUM OF COMMON PARKING AREA USE AGREEMENT

     THIS MEMORANDUM OF COMMON PARKING AREA USE AGREEMENT ("Memorandum") is made as of this __ day of February, 1998, by and between Aladdin Gaming, LLC, a Nevada limited liability company ("Aladdin Gaming") and Aladdin Bazaar, LLC, a Delaware limited liability company ("Bazaar Company").

     1. Aladdin Gaming and Bazaar Company have entered into that certain Common Parking Area Use Agreement dated of even date herewith ("Parking Agreement"), pursuant to which Bazaar Company has agreed to grant Aladdin Gaming and its permittees a non-exclusive right to use that certain multi-level parking structure for approximately 4,800 motor vehicles and surface-level parking facilities for approximately 364 motor vehicles located on that certain real property located in the County of Clark, State of Nevada, and more particularly described on Exhibit "A" attached hereto, until December 31, 2097, unless sooner terminated by the written consent of the parties, and commencing on the date hereof, for the fees and subject to the terms and covenants set forth in the Parking Agreement.

     2. The purpose of this Memorandum is to give notice of the existence of the Parking Agreement. To the extent that any provision of this Memorandum conflicts with any provision of the Parking Agreement, the Parking Agreement shall control.

     3. This Memorandum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ALADDIN GAMING, LLC              ALADDIN BAZAAR, LLC

                                 By:  TH Bazaar Centers, Inc., a Delaware
                                     corporation

By:
     -------------------------
Name:                            By:
      ------------------------         -----------------------------------
Title:                               Wayne J. Finley, Senior Vice President
       -----------------------



                                 By:
                                     ------------------------------------
By:                                   Wendy M. Godoy, Senior Vice
    --------------------------
 President
Name:
      ------------------------
Title:                           By:  Aladdin Bazaar Holdings, LLC., a Nevada
       -------------------------
 limited  liability company

                                     By:  Aladdin Management Corporation, a
                                     Nevada corporation, its manager


                                     By:
                                         -----------------------------
                                          Ronald B. Dictrow, Treasurer


                                     By:
                                         -----------------------------
                                           Jack Sommer, Vice President


STATE OF NEW YORK                )
                                 )   ss.
BOROUGH OF MANHATTAN             )

     This instrument was acknowledged before me on February ___, 1998, by __________________ as _____________________ of Aladdin Gaming, LLC.



                              -----------------------------------
                              Signature of Notarial Officer

STATE OF NEW YORK                )
                                 )   ss.
BOROUGH OF MANHATTAN             )

     This instrument was acknowledged before me on February ___, 1998, by __________________ as _____________________ of Aladdin Gaming, LLC.


                              --------------------------------------
                              Signature of Notarial Officer


STATE OF NEW YORK                )
                                 )   ss.
BOROUGH OF MANHATTAN             )

     This instrument was acknowledged before me on February ___, 1998, by Wayne
J. Finley as Senior Vice President of TH Bazaar Centers, Inc., Manager of Aladdin Bazaar, LLC.


                              --------------------------------------
                              Signature of Notarial Officer


STATE OF NEW YORK                )
                                 )   ss.
BOROUGH OF MANHATTAN             )

     This instrument was acknowledged before me on February ___, 1998, by Wendy Godoy as Senior Vice President of TH Bazaar Centers, Inc., Manager of Aladdin Bazaar, LLC.


                              --------------------------------------
                              Signature of Notarial Officer

STATE OF NEW YORK                )
                                 )   ss.
BOROUGH OF MANHATTAN             )

     This instrument was acknowledged before me on February ___, 1998, by Ronald
B. Dictrow as Treasurer of Aladdin Management Corporation, which is Manager of Aladdin Bazaar Holdings, LLC, Manager of Aladdin Bazaar, LLC and is Manager of Aladdin Holdings, LLC.

                              --------------------------------------
                              Signature of Notarial Officer


STATE OF NEW YORK                )
                                 )   ss.
BOROUGH OF MANHATTAN             )

     This instrument was acknowledged before me on February ___, 1998, by Jack Sommer as Vice President of Aladdin Management Corporation, which is Manager of Aladdin Bazaar Holdings, LLC, Manager of Aladdin Bazaar, LLC.

                              --------------------------------------
                              Signature of Notarial Officer

                                 COMMON PARKING AREA
                                    USE AGREEMENT

                                    by and between


                                 ALADDIN GAMING, LLC,
                          a Nevada limited liability company

                                   "Aladdin Gaming"


                                         and


                                 ALADDIN BAZAAR, LLC,
                         a Delaware limited liability company

                                   "Bazaar Company"

                                  TABLE OF CONTENTS



                                                                            Page
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE 2 USE OF COMMON PARKING AREA . . . . . . . . . . . . . . . . . . . . . . . .8
2.1  Use by Permittees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
2.2  Limitations on Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

ARTICLE 3 USE FEE AND ALLOCABLE COSTS. . . . . . . . . . . . . . . . . . . . . . . .8
3.1  Base Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
3.2  Allocable Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
3.3  Resolution of Disputes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
3.4  Creation of Lien and Personal Obligation for Payment of Allocable Share . . . 10
3.5  Offset Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
3.6  Sublicense to Aladdin Music . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 4 TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 5 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 6 OPERATION; MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . . . 11
6.1  Operation and Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . 11
6.2  Parking Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
6.3  Use of Entire Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
6.4  Compliance with Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . 12
6.5  Self-Help Cure of Operation, and Maintenance Defaults . . . . . . . . . . . . 13

ARTICLE 7 CONDEMNATION, DAMAGE OR DESTRUCTION. . . . . . . . . . . . . . . . . . . 13
7.1  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
7.2  Damage or Destruction . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
7.3  Payment of Excess Costs to Repair . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 8 ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 9 DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
9.1  Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
9.2  Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
9.3  Interest on Default; Late Charge. . . . . . . . . . . . . . . . . . . . . . . 15




                                                                            Page


ARTICLE 10     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . 16
10.1 Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
10.2 Force Majeure; Discharge and Release. . . . . . . . . . . . . . . . . . . . . 17
10.3 Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
10.4 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
10.5 Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
10.6 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
10.7 Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.8 Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.9 Relationship of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.10 Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.11 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.12 Binding Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.13 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.14 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
10.15 Conflicts with REA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
10.16 Memorandum of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 21


                                          ii